EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into this ___ day of May, 2025, by and between Innovative MedTech, Inc., a Delaware corporation (the “Seller”), and Colbico, Inc., (the “Buyer”), and each Seller and Buyer a “Party” and collectively the “Parties”), on the following premises:

PREMISES

A. Seller is the owner of all of the outstanding shares of capital stock (collectively the “Shares”) of both of Sarah Adult Day Services, Inc., an Ohio corporation (“Sarah Adult”), and Sarah Day Care Centers, Inc., an Ohio corporation (“Sarah Day,” each of Sarah Adult and Sarah Day a “Company,” and collectively the “Companies”);

B. Buyer desires to purchase the Shares, and Seller desires to sell the Shares to Buyer on the terms and conditions stated herein.

AGREEMENT

BASED upon the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

ARTICLE I

PURCHASE OF COMMON STOCK

1.01 Purchase and Sale of Shares. Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer the Shares for an aggregate purchase price of Three Hundred Thousand Dollars ($300,000.00) (the “Purchase Price”), payable on or before thirty (30) days from the Closing (as defined below), and the full release of all liabilities owed between the Parties (as defined below).

1.02 Closing.

(a) The purchase and sale of the Shares shall take place at a closing (a “Closing”), to be held at such date, time and place as shall be determined by the Buyer and Seller.

(b) At the Closing:

(i) The Seller shall deliver to the Buyer executed stock powers transferring the Shares to the Buyer as directed by Colbico, Inc. on behalf of the Buyer.

(ii) The Buyer shall deliver the Purchase Price to the Seller on or before thirty (30) days from the Closing.

(iii) At and at any time after a Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

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(iv) All representations, covenants and warranties of the Buyer and Seller contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though the same had been made on and as of such date.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE SELLER

As an inducement to, and to obtain the reliance of the Buyer, in connection with its purchase of the Shares, the Seller represents and warrants as follows:

2.01 Private Offering. The offer, offer for sale, and sale of the Shares have not been and will not be registered with the Securities and Exchange Commission (the “Commission”). The Shares shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the United States Securities Act of 1933, as amended, and as such, will be deemed “restricted securities” limiting the shares ability to be resold. Additionally, the Seller is considered an “affiliate” of the Companies, and all Shares purchased from the Seller will be treated as if purchased from the Companies directly and must be held for a minimum of six months under Rule 144 prior to resale, if any.

2.02 Execution and Delivery; No Conflict; Approval of Agreement. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms herein. The Seller has full authority, and legal right and has taken, or will take, all action required by law, its certificate of organization, operating agreement, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the transfer of the Shares. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby: (i) have been duly and validly authorized by all necessary action on the part of the Seller; and (ii) are not prohibited by, do not violate any provision of, and will not result in the breach of or accelerate or permit the acceleration of, the performance required by the terms of any applicable law, rule regulation, judgment, decree, order, or other requirement of any governmental body or any court, authority, department, commission, board, bureau, agency, or instrumentality of either thereof in a manner which would have a material adverse effect on the Seller, or any material contract, indenture, agreement or commitment, to which the Seller is a party or bound.

2.03 Legal Right. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute indenture, mortgage or other agreement or instrument to which the Seller is a party or by which it is bound by any order, rule or regulation directed to the Seller or its affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

2.04 No Liens, Encumbrances. The Seller owns the Shares free and clear of all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind and has the full legal right and ability to transfer the Shares under this Agreement.

2.05 Transfer of Shares. All Shares will be transferred free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

2.06 Disclosure Information. The Seller has received all the information the Seller considers necessary or appropriate for deciding whether or not to sell the Shares. The Seller further represents that it has had an opportunity to ask questions and receive answers from the Companies regarding the terms and conditions of the Shares, the Companies, their financial information and business.

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ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE BUYER

As an inducement to, and to obtain the reliance of the Seller in connection with its sale of the Shares, Buyer represents and warrants as follows:

3.01 Standing and Authority of Buyer. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform that Buyer’s obligations hereunder and to consummate the transactions contemplated hereby.

3.02 Execution and Delivery; No Conflict.

(a) This Agreement has been duly executed and delivered by Buyer and constitute the valid and binding obligation of the Buyer, enforceable against Buyer in accordance with the terms herein, except as the same may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights; (ii) equitable principles; and (iii) public policies with respect to the enforcement of indemnification agreements.

(b) The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby: (i) have been duly and validly authorized by all necessary action on the part of Buyer; and (ii) are not prohibited by, do not violate any provision of, and will not result in the breach of or accelerate or permit the acceleration of, the performance required by the terms of any applicable law, rule regulation, judgment, decree, order, or other requirement of any governmental body or any court, authority, department, commission, board, bureau, agency, or instrumentality of either thereof in a manner which would have a material adverse effect on Buyer, or any material contract, indenture, agreement or commitment, to which each the Buyer is a party or bound.

3.03 Consents and Approvals. The execution, delivery, and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not require any of the Buyer to obtain any consent, approval or action of, or give any notice to, any corporation, person, firm, or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof; and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

3.04 Securities Representations. Buyer understands and agrees that the consummation of this Agreement, including the transfer of the Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act. Buyer agrees that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired. Buyer understands that the Shares have not been registered under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless such shares are subsequently registered under the Securities Act or registration is not required under the Securities Act in reliance on an available exemption (whether codified or in case law). The Shares to be acquired by the Buyer under the terms of this Agreement will be acquired for Buyer’ own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities. Buyer agrees that it will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof. Buyer is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and has adequate means for providing for its current needs and possible personal contingencies and has no need now and anticipates no need in the foreseeable future to sell the Shares which that Buyer is purchasing hereby. Buyer understands that the Shares being sold pursuant to this Agreement are being offered and sold in reliance on specific exemptions (whether codified or in case law) from the registration requirements of federal and state securities laws and that the Seller is relying upon the truth and accuracy of Buyer’s representations, warranties, agreements, and understandings set forth herein to determine the Buyer’ suitability to acquire the Shares.

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3.05 Disclosure Information. Buyer has received all the information that Buyer considers necessary or appropriate for deciding whether or not to purchase the Shares. Buyer further represents that it has had an opportunity to ask questions and receive answers from the Companies regarding the terms and conditions of the Shares, the Companies, their financial information and business. The foregoing, however, does not limit or modify the representations and warranties of the Seller in Article 2 of this Agreement or the right of the Buyer to rely thereon.

3.06 Investment Experience. Buyer is an experienced owner of businesses similar to the Companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

3.07 Knowledge of the Companies. Buyer is aware, through its own extensive due diligence of all material information respecting the past, present and proposed business operations of the Companies, including, but not limited to, its technology, management, financial position, and otherwise; understands that there is no “established trading market” for any of the Shares, that the Companies are uncertain, at this time, whether there will be any future “established trading market” for any of the Shares; and that the purchase price being paid for the Shares bears no relationship to assets, book value or other established criteria of value. Buyer has conducted its own investigation of the risks and merits of investments in the Companies, and to the extent desired, including, but not limited to a review of the Companies’ books and records, and that Buyer has had the opportunity to discuss this documentation with the directors and executive officers of the Companies; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to its satisfaction.

ARTICLE IV

SPECIAL COVENANTS

4.01 Purchase of Shares of Common Stock. The Seller and Buyer agree and understand that the consummation of this Agreement including the sale of the Shares to the Buyer as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. The Seller and Buyer agree such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a) The parties accept, and concur in, the following representations and warranties:

(i) The Buyer acknowledge that neither the Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Shares, and that this transaction involves certain risks.

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(ii) The Buyer has received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(iii) The Buyer has such knowledge and experience in business and financial matters that it is capable of evaluating each business.

(iv) The Buyer has been provided with copies of all materials and information requested by the Buyer or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

(v) All information which the Buyer has provided to the Seller or their representatives concerning its suitability and intent to hold the Shares following the transactions contemplated hereby is complete, accurate, and correct.

(vi) The Buyer has not offered or sold any securities of the Companies or interest in this Agreement and have no present intention of dividing the Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance,and shall follow all SEC rules and regulations (whether codified or in case law) in regard to the sales of any securities.

(vii) The Buyer understand that the Shares have not been registered, but are being acquired by reason of a specific exemption (whether codified or in case law) under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Shares may, under certain circumstances, be inconsistent with this exemption.

(viii) The Buyer acknowledge that the Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption (whether codified or in case law) from such registration is available. The Companies are not under any obligation to register the Shares under the Securities Act. The Company are not under any obligation to make Rule 144 available. The Companies’ registrar and transfer agents will maintain a stop transfer order against transfer of the Shares, and the certificates representing the Shares will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

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(ix) The Companies may refuse to register further transfers or resales of the Shares, as applicable, in the absence of compliance with Rule 144 unless the Buyer furnishes such Company with a “no-action” or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to such Company stating that the transfer is proper. Further, unless such letter or opinion states that the Shares, as applicable, are free of any restrictions under the Securities Act, such Company may refuse to transfer the securities to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Shares as set forth herein. The Companies may also refuse to transfer the Shares, as applicable, if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

(b) In order to more fully document reliance on the exemptions as provided herein, the Seller and Buyer shall execute and deliver to the other, at or prior to the closing, such further letters of representation, acknowledgment, suitability, or the like as the Seller or Buyer and their counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws including but not limited to an investment letter.

(c) The Seller and Buyer acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

4.02 Expenses of Sale. The Seller and Buyer will pay their own expenses incident to the performance of their obligations hereunder, including but not limited to the fees and expenses of their counsel and accountants, and the cost of qualifying the offer and sale of the Shares in various states or obtaining an exemption from state registration requirements.

4.03 Indemnification. The Buyer shall defend, indemnify and hold harmless the Seller and each of Seller’s officers, directors, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the “Seller Indemnitees”) from and against, and shall reimburse the Seller Indemnitees for, each and every Loss (as defined below) incurred by any Seller Indemnitee, directly or indirectly, arising out of or in connection with any debt, obligation, Liability (as defined below), or other similar claim of the Companies. “Loss” means any loss, damage, injury, harm, detriment, decline in value, liability, claim, demand, cost of any legal proceeding, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense (including, without limitation, costs associated with avoiding any of the foregoing), and the fees, disbursements and expenses of attorneys, accountants and other professional advisors). “Liability” means any debt, loss, damage, adverse claim, fine, penalty, taxes, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).

The Seller shall defend, indemnify and hold harmless the Buyer and each of Buyer’s officers, directors, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the “Buyer Indemnitees”) from and against, and shall reimburse the Buyer Indemnitees for, each and every Loss incurred by any Buyer Indemnitee, directly or indirectly, arising out of or in connection with any debt, obligation, Liability, or other similar claim of the Seller not related to the operation of the Companies.

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Buyer acknowledge and agree that they will provide Seller’s auditors with all necessary and requested documentation regarding Companies’ operations in a timely manner, as Companies have provided in the past. If Buyer do not provide Seller’s auditors with such information regarding Companies for the 2024 fiscal year, then Buyer will indemnify Seller for any Loss incurred by Seller as a result of such non-provision of information.

4.04 Specific Release and Dismissal of Existing Litigation. Effective as of the Closing, Buyer, individually and on behalf of each of its principals, partners, attorneys, agents and other representatives, hereby fully releases, acquits, remises and forever discharges the Seller and each of its legal representatives, successors, agents, assigns, officers, directors, stockholders, attorneys, insurance carriers, employees, affiliates, affiliated entities, and partners, whether current or former, from any and all claims, demands, suits, debts, dues, contracts, accounts, agreements, promises, damages, losses, expenses, interest, attorney’s fees and causes of action of whatever kind or nature, including all unknown, unforeseen, unanticipated and unsuspected claims or causes of action and the consequences thereof, from all Liability in connection with the complaint filed by Buyer against the Seller in the United States District Court for the Northern District of Ohio, Eastern Division (case no. 5:24-cv-00687), and agrees to immediately dismiss such matter (the “Lawsuit”) with prejudice.

4.05 Mutual Release and Waiver of Claims. Each of the Parties hereby mutually releases, waives, and forever discharges the other, including their respective officers, directors, employees, agents, successors, and assigns, from any and all claims, demands, liabilities, actions, causes of action, damages, or expenses of any kind or nature, whether known or unknown, suspected or unsuspected, arising out of, relating to, or in connection with this transaction, any prior related transaction, or any other matter, whether related or unrelated to this Agreement, and including but not limited to any amounts owed by either Party to the other Party as compensation or otherwise. The Parties further agree that they shall not initiate, maintain, or participate in any lawsuit, arbitration, or legal proceeding against each other based on any such claims. This waiver applies to all claims, including those arising from contract, tort, statute, or any other legal or equitable theory. Each Party acknowledges that it has had the opportunity to consult with legal counsel regarding this clause and understands its implications. This clause is intended to be a full and final settlement of any and all potential disputes between the Parties.

ARTICLE V

MISCELLANEOUS

5.01 Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.02 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

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5.03 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the closing and the consummation of the transactions herein contemplated for a period of six months from the closing, unless otherwise provided herein.

5.04 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

5.05 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

5.06 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Seller and Buyer and their respective successors. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement.

5.07 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

5.08 Captions. The captions or headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

5.09 Applicable Law. This Agreement shall be governed by and construed and enforced under and in accordance with the laws of the State of California and all subject matter and in persona jurisdiction shall be the state courts of California.

5.10 No Admission of Liability. This Agreement represents a mutual decision to resolve all obligations between the Parties and does not constitute an admission of liability or wrongdoing by either Party.

5.11 No Prevailing Party. Except as otherwise provided in this Agreement, the Parties, and each of them, agree to bear their own attorneys’ fees and costs, and no Party shall be deemed to be a “prevailing party.” Additionally, each of the Parties agree that they are not the prevailing party in the Lawsuit.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

THE SELLER:

Innovative MedTech, Inc.

/s/ Michael Friedman

Name: Michael Friedman

Title: Chief Executive Officer

THE BUYER:

Colbico, Inc.

________________________________

Name: ____________

Title: ____________

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